Calculation of Filing Fee Tables
F-1
Fitness Champs Holdings Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of: (i) One Class A Ordinary Share or one Pre-Funded Warrant	457(o)			$ 18,000,000.00	0.0001381	$ 2,485.80
Fees to be Paid	2	Equity	Units, each consisting of: (ii) (ii) One Warrant Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Units, each consisting of: (iii) (iii) Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Units, each consisting of: (iv) (iv) Class A Ordinary Shares issuable upon exercise of the Warrants	457(o)			$ 18,000,000.00	0.0001381	$ 2,485.80
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 36,000,000.00		$ 4,971.60
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,971.60
Offering Note
[1]	(1) No separate fee is required pursuant to Rule 457(i) under the Securities Act. (2) No separate fee is required pursuant to Rule 457(i) under the Securities Act. (3) The proposed maximum offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis for any Pre-Funded Warrants offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units is $18,000,000.

[2]	(2) No separate fee is required pursuant to Rule 457(i) under the Securities Act. (3) The proposed maximum offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis for any Pre-Funded Warrants offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units is $18,000,000.

[3]	(3) The proposed maximum offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis for any Pre-Funded Warrants offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units is $18,000,000. (4) There will be one Warrant for every Class A Ordinary Share or Pre-Funded Warrant. Up to 90,000,000 Class A Ordinary Shares underlying the Warrants are registered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum offering price of the Class A Ordinary Shares issuable upon exercise of the Warrants included in the Units that are proposed to be sold in the offering is $[], as Warrant is exercisable at the exercise price equal to $[] per share and the maximum number of Class A Ordinary Shares upon cash exercise is 18,000,000. However, a holder of the Warrants may also effect the zero exercise price option at any time while the Warrants are outstanding. The aggregate number of Class A Ordinary Shares issuable in such zero exercise price option pursuant to any given notice of exercise electing to effect a zero exercise price option under a Warrant shall be equal to 90,000,000 divided by the number of Units actually sold in the Offering, multiplied by the number of Class A Ordinary Shares set forth on the cover page of such Warrant, multiplied by the number of Class A Ordinary Shares set forth in such given notice of exercise, divided by the number of Class A Ordinary Shares set forth on the cover page of such Warrant. We do not expect to receive any proceeds from the zero exercise price option of the Warrants because it is highly unlikely that a holder of the Warrants would elect to exercise the Warrants by paying cash or via cashless exercise in lieu of the zero exercise price option. The maximum number of Class A Ordinary Shares issuable under all Warrants (including the zero exercise price option) shall not exceed 90,000,000. As such, holders of the Warrants may elect to be issued up to 90,000,000 Class A Ordinary Shares upon the zero exercise price option.

[4]	(3) The proposed maximum offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis for any Pre-Funded Warrants offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units is $18,000,000. (4) There will be one Warrant for every Class A Ordinary Share or Pre-Funded Warrant. Up to 90,000,000 Class A Ordinary Shares underlying the Warrants are registered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum offering price of the Class A Ordinary Shares issuable upon exercise of the Warrants included in the Units that are proposed to be sold in the offering is $[], as Warrant is exercisable at the exercise price equal to $[] per share and the maximum number of Class A Ordinary Shares upon cash exercise is 18,000,000. However, a holder of the Warrants may also effect the zero exercise price option at any time while the Warrants are outstanding. The aggregate number of Class A Ordinary Shares issuable in such zero exercise price option pursuant to any given notice of exercise electing to effect a zero exercise price option under a Warrant shall be equal to 90,000,000 divided by the number of Units actually sold in the Offering, multiplied by the number of Class A Ordinary Shares set forth on the cover page of such Warrant, multiplied by the number of Class A Ordinary Shares set forth in such given notice of exercise, divided by the number of Class A Ordinary Shares set forth on the cover page of such Warrant. We do not expect to receive any proceeds from the zero exercise price option of the Warrants because it is highly unlikely that a holder of the Warrants would elect to exercise the Warrants by paying cash or via cashless exercise in lieu of the zero exercise price option. The maximum number of Class A Ordinary Shares issuable under all Warrants (including the zero exercise price option) shall not exceed 90,000,000. As such, holders of the Warrants may elect to be issued up to 90,000,000 Class A Ordinary Shares upon the zero exercise price option.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date